Exhibit 10.4

SPARK ENERGY, INC.

LONG TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This Agreement is made and entered into as of the Date of Grant set forth in the Notice of Grant of Restricted Stock Unit (“Notice of Grant”) by and between Spark Energy, Inc., a Delaware corporation (the “Company”) and you;

WHEREAS, the Company in order to induce you to enter into and to continue and dedicate service to the Company and to materially contribute to the success of the Company agrees to grant you this restricted stock unit award;

WHEREAS, the Company adopted the Spark Energy Inc. Long Term Incentive Plan, as it may be amended from time to time (the “Plan”) under which the Company is authorized to grant restricted stock units to certain employees, directors and other service providers of the Company, its Subsidiaries and Parent;

WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this Restricted Stock Unit Agreement (“Agreement”) as if fully set forth herein; and

WHEREAS, you desire to accept the restricted stock unit award made pursuant to this Agreement.

NOW, THEREFORE, in consideration of and mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

1. The Grant. Subject to the conditions set forth below, the Company hereby grants you, effective as of the Date of Grant set forth in the Notice of Grant, an award consisting of an aggregate number of Restricted Stock Units, whereby each Restricted Stock Unit represents the right to receive one share of Class A Common Stock, par value $0.01 per share, of the Company (“Stock”), or, as provided in Section 5, an equivalent cash payment, plus the additional rights to Dividend Equivalents set forth in Section 3, in accordance with the terms and conditions set forth herein and in the Plan (the “Award”). To the extent that any provision of this Agreement conflicts with the expressly applicable terms of the Plan, you acknowledge and agree that those terms of the Plan shall control and, if necessary, the applicable terms of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan. Terms that have their initial letter capitalized, but that are not otherwise defined in this Agreement shall have the meanings given to them in the Plan.

2. No Shareholder Rights. The Restricted Stock Units granted pursuant to this Agreement do not and shall not entitle you to any rights of a holder of Stock unless and until shares of Stock are issued to you in settlement of the Award. Your rights with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date on which rights become vested and the restrictions with respect to the Restricted Stock Units lapse in accordance with Section 6.

3. Dividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, you hold Restricted Stock Units granted pursuant to this Agreement that have not been settled (including Additional Restricted Stock Units, as defined in this Section 3, together with the unsettled Restricted Stock Units, the “Outstanding RSUs”), the amount of such dividend payment that would be payable to you if you were the holder of record of a number of shares of Stock equal to the number of Outstanding RSUs (the “Dividend Equivalent Payment”) shall be retained by the Company and deemed invested in full (and, as applicable, fractional) shares of Restricted Stock Units effective as of the record date of such dividend payment. Such additional notional shares of Stock (the “Additional Restricted Stock Units”) will constitute Restricted Stock Units subject to the restrictions and risk of forfeiture described in Section 4 of this Agreement. The restrictions and risk of forfeiture imposed on the Additional Restricted Stock Units will lapse at the same time, and subject to the same conditions, as each Restricted Stock Unit (or Additional Restricted Stock Unit) upon which the dividend was paid. You will have no shareholder rights with respect to the Additional Stock Units unless and until shares of Stock are issued to you upon settlement of the Additional Restricted Stock Units. The number of Additional Restricted Stock Units created pursuant to the declaration and payment of any dividend in respect of the Stock will be determined by dividing the Dividend Equivalent Payment by the Fair Market Value of the Stock on the record date of the dividend associated with the Dividend Equivalent Payment.

4. Restrictions; Forfeiture. The Restricted Stock Units (and the Additional Restricted Stock Units) are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until these restrictions are removed or expire as contemplated in Section 6 of this Agreement and as described in the Notice of Grant and Stock is issued to you as described in Section 5 of this Agreement. The Restricted Stock Units (and the Additional Restricted Stock Units) are also restricted because they may be forfeited to the Company if they fail to vest in accordance with the Notice of Grant (the “Forfeiture Restrictions”).

5. Settlement of Award. No shares of Stock shall be issued to you prior to the date on which the Restricted Stock Units vest and the restrictions, including the Forfeiture Restrictions, with respect to the Restricted Stock Units lapse, in accordance with Section 6. After the Restricted Stock Units vest pursuant to Section 6, the Company shall, within 60 days of such vesting date, cause (i) to be issued Stock registered in your name in payment of such vested Restricted Stock Units (and Additional Restricted Stock Units), or (ii) in the sole discretion of the Committee, to be paid to you in lieu of Stock pursuant to clause (i), a lump sum cash payment equal to (x) the simple average of the closing prices of one share of Stock (as reported in the Wall Street Journal or other similar publication determined by the Board) over the ten trading days prior to and including applicable date of vesting multiplied by (y) the number of Restricted Stock Units (and Additional Restricted Stock Units) vesting on such date, in each case upon receipt by the Company of any required tax withholding. The Company shall evidence the Stock to be issued in payment of such vested Restricted Stock Units, if applicable, in the manner it deems appropriate. The value of any fractional Restricted Stock Units shall be rounded down at the time Stock is issued to you in connection with the Restricted Stock Units. No fractional shares of Stock, nor the cash value of any fractional shares of Stock, will be issuable or payable to you pursuant to this Agreement. The value of such shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 5 nor any action taken pursuant to or in accordance with this Section 5 shall be construed to create a trust or a funded or secured obligation of any kind.

6. Expiration of Restrictions and Risk of Forfeiture. The restrictions on the Restricted Stock Units (and the Additional Restricted Stock Units) granted pursuant to this Agreement, including the Forfeiture Restrictions, will expire as set forth in the Notice of Grant and shares of Stock that are nonforfeitable and transferable will be issued to you in payment of your vested Restricted Stock Units (and the Additional Restricted Stock Units) as set forth in Section 5, provided that you remain in the employ of, or a service provider to, the Company or its Subsidiaries until the applicable dates set forth in the Notice of Grant.

7. Termination of Services.

(a) Termination Generally. Subject to subsection (b), if your service relationship with the Company or any of its Subsidiaries is terminated for any reason, then those Restricted Stock Units (and the Additional Restricted Stock Units) for which the restrictions have not lapsed as of the date of termination shall become null and void and those Restricted Stock Units (and the Additional Restricted Stock Units) shall be forfeited to the Company. The Restricted Stock Units (and the Additional Restricted Stock Units) for which the restrictions have lapsed as of the date of such termination shall not be forfeited to the Company and shall be settled as set forth in Section 5.

(b) Effect of Employment Agreement. Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 8 and any employment agreement entered into by and between you and the Company or its Subsidiaries, the terms of the employment agreement shall control.

8. Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in the employ of, or providing services for, the Company, provided that rights to the Restricted Stock Units (and the Additional Restricted Stock Units) during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

9. Payment of Taxes. The Company may require you to pay to the Company (or the Company’s Subsidiary or Parent if you are an employee of a Subsidiary or the Parent of the Company), an amount the Company deems necessary to satisfy its (or its Subsidiary’s or Parent’s) current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Award. With respect to any required tax withholding, you may (a) direct the Company to withhold from the shares of Stock to be issued to you (or the cash payment to be paid to you) under this Agreement the number of shares (or cash) necessary to satisfy the Company’s obligation to withhold taxes; which determination will be based on the shares’ Fair Market Value at the time such determination is made; (b) deliver to the Company shares of Stock sufficient to satisfy the Company’s tax withholding obligations, based on the shares’ Fair Market Value at the time such determination is made; (c) deliver cash to the Company sufficient to satisfy its tax withholding obligations; or (d) satisfy such tax withholding through any combination of (a), (b) and (c). If you desire to elect to use the Stock withholding option described in subparagraph (a), you must make the election at the time and in the manner the Company prescribes. The Company, in its discretion, may deny your request to satisfy its tax withholding obligations using a method described under subparagraph (a) or (b). In the event the Company determines that the aggregate Fair Market Value of the shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you must pay to the Company, in cash, the amount of that deficiency immediately upon the Company’s request. In the event you have not satisfied your required tax withholding pursuant to this Section 9 on or before the 60th day following the applicable vesting date, the Restricted Stock Units (and the Additional Restricted Stock Units) that would have otherwise vested on such date will be immediately become null and void and be forfeited to the Company.

10. Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is, at the time of issuance, in effect with respect to the shares issued or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. YOU ARE CAUTIONED THAT ISSUANCE OF STOCK UPON THE VESTING OF RESTRICTED STOCK UNITS GRANTED PURSUANT TO THIS AGREEMENT MAY NOT OCCUR UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance.

11. Legends. The Company may at any time place legends referencing any restrictions imposed on the shares pursuant to Section 10 of this Agreement on all certificates representing shares issued with respect to this Award.

12. Right of the Company and Subsidiaries to Terminate Services. Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any Subsidiary or its Parent, or interfere in any way with the rights of the Company or any Subsidiary or its Parent to terminate your employment or service relationship at any time.

13. Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.

14. No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Stock Units granted hereunder.

15. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

16. No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from loss, depreciation or diminution of value.

17. Company Records. Records of the Company or its Subsidiaries or Parent regarding your period of service, termination of service and the reason(s) therefor, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

18. Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is sent via certified United States mail.

19. Information Confidential. As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor weighing against the advisability of granting any such future award to you.

20. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

21. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

22. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

23. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Delaware, without giving any effect to any conflict of law provisions thereof, except to the extent Delaware state law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

24. Consent to Texas Jurisdiction and Venue. You hereby consent and agree that state courts located in Harris County, Texas and the United States District Court for the Southern District of Texas each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the Restricted Stock Units or this Agreement. In any dispute with the Company, you will not raise, and you hereby expressly waive, any objection or defense to such jurisdiction as an inconvenient forum.

25. Amendment. This Agreement may be amended by the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Award; (b) as provided in the Plan; or (c) with your consent.

26. The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

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